For Better and Beyond THE STERLING WAY —— 2024 SUSTAINABILITY REPORT

Introduction | Corporate Governance | Safety | People | Planet | Appendix

INTRODUCTION

04 About Sterling

05 Awards and Industry Recognition

07 Messages from Our Leaders

12 The Sterling Way

13 Deepening Our Commitment

14 Forging a Sustainable Future

CORPORATE GOVERNANCE

16 A Foundation of Integrity and Transparency

17 Ethics and Compliance

18 Risk Management

19 Protecting Data. Reducing Risk.

SAFETY

21 It All Starts with Safety

22 Employee Protection and Safety Guidance

23 Innovation and Improvement

PEOPLE

25 People, Our Most Precious Resource

26 A Holistic Approach to Employee Health and Wellness

27 Developing Future Leaders

28 Supporting Our Communities

31 Investing in Future Generations

PLANET

33 Protecting Our Environment

34 Applying Technology To Reduce Environmental Impacts

35 Sustainable Investments

36 Climate-Related Projects

37 Measures To Protect the Environment

38 Community Partners and Good Neighbors

APPENDIX

40 About This Report

41 Sterling Internal and External Stakeholders

42 Our Actions and Initiatives

43 SASB Framework: Engineering and Construction Services

44 TCFD Recommended Disclosures

45 Sustainability Reporting Roadmap

This report provides Environmental, Social and Governance (ESG) information to stakeholders. Report release date: 3/19/2024 reflects activity beginning in 2020. We intend to provide annual updates to this report and periodic updates on our website, strlco.com. The data in this report are unaudited.

Cover image: Houston Spaceport rendering

The Sterling Way – 2024 Sustainability Report 2

Road and Highway Builders (Transportation Solutions) project site The Sterling Way — 2024 Sustainability Report 3 Introduction In This Section 04 About Sterling 05 Awards and Industry Recognition 07 Messages from Our Leaders 12 The Sterling Way 13 Deepening Our Commitment 14 Forging a Sustainable Future AppendixPlanetPeopleSafety Corporate GovernanceIntroduction

The Sterling Way — 2024 Sustainability Report 4 About Sterling Sterling Infrastructure, Inc. (“Sterling,” “the Company,” “we,” “our” or “us”), a Delaware corporation, operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e-commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single- family and multi-family homes, parking structures, elevated slabs, other concrete work and residential plumbing services. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors — that is The Sterling Way. For more information about Sterling, visit our website at strlco.com. “ We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.” — Joe Cutillo, CEO Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Awards and Industry Recognition

Sterling Corporate

2023 ENR Lists

#29
Top 50 Domestic Heavy Contractors

#51
Top 400 Contractors

#80
Top 100 Contractors by New Contracts

#161
Top 250 Global Contractors

Forbes 2024

#15
Most Successful Mid-Cap Companies

Baron's 2023

Roundtable Stock Pick

2023 American Marketing Association Crystal Awards Finalist

+ Corporate Identity: Sterling Brand Identity
+ The Sterling Brand Identity Guide
+ Social Responsibility Program:
  2023 Sustainability Report "Building a Better Tomorrow – The Sterling Way"

This page lists some of the most recent Awards Sterling and Sterling Subsidiaries have received.
- Engineering News-Record (ENR)
- Forbes 2024 America's Most Successful Mid-Cap Companies annual list
- Associated General Contractors of America (AGC)
- American Council of Engineering Companies (ACEC)
- 2023 American Marketing Association Houston Chapter

Project Awards

Banicki Construction, Inc.

+ 2023 AGC of AZ Build Arizona Project of the Year - Terminal 4 South Concourse 1 Apron
+ 2023 AZ MDCE (Million Dollar Circle of Excellence) Award

Ralph L. Wadsworth Construction Company, LLC

+ 2023 Construction Risk Partners Build America Award, Highway & Transportation Renovation $100+ Million
+ 2023 Utah Construction and Design, Most Outstanding Highway Over $10 Million
+ 2023 AGC of Utah, Overall Highway/Utility/ Transportation Project of the Year
+ 2023 AGC of Utah, Urban Highway Project of the Year
+ 2023 AGC of Utah, Active Transportation Project of the Year Award
+ 2023 ACEC Grand Award in Transportation
+ 2023 AGC Transportation Project of the Year
+ 2023 Highway Project of the Year, Utah Construction and Design
+ 2023 Highway Project of the Year Over $10 Million, Utah Construction and Design




US-89 PROGRESSIVE DESIGN-BUILD
HIGHWAY - PROJECT OF THE YEAR



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Introduction | Corporate Governance | Safety | People | Planet | Appendix

Awards and Industry Recognition

Safety Awards

E-Infrastructure Solutions

Plateau

+ Rising Star for Safety October 2023

Petillo

+ UTCA Construction Safety Award for Outstanding Achievement in Construction Safety and Health 2022
+ Health ACC NJ Annual Safety Award for Outstanding Safety Record for the Year 2022 - Lost Workday Incidence Rate Below the National Average


PLATEAU EXCAVATION, INC.




RISING STAR FOR SAFETY
Plateau Earthwork



Transportation Solutions

RLW

+ UTAH Safety Council: 2023 Award of Merit – Field of Safety as Measured by Outstanding Safety Performance
+ UTAH Safety Council: 2023 Million Hours Award – in Recognition of Completing 1,000,000 Consecutive Work Hours Without an OSHA Recordable Injury, Illness, Days Away from Work or Death
+ UTAH Safety Council: 2023 Perfect Record Award – in Recognition of Completing 12 Consecutive Months Without an OSHA Recordable Injury, Illness, Days Away from Work or Death
+ 2023 ARTBA Contractor Safety Award
+ American General Contractors of UTAH: Achievement of Safety Excellence – Over 1 Million Man Hours Worked – Diamond Award Winner 2022
+ AGC The Construction Association: Certificate of Commendation for Excellent Safety Record 2022 – Zero Incident Rate Highway – 425,000 and up Work Hours
+ AGC The Construction Association: Certificate of Commendation for Excellent Safety Record 2022 – Zero Incident Rate Building – 275,000 and up Work Hours
+ Colorado Contractors Association: Zero Incidence Rate – Exemplary Accident Prevention Record & 12 Months Without a Lost Time Injury or Illness 2021

Banicki Construction, Inc.

+ 2023 Arizona AGC Safety Professional of the Year
+ 2023 ARTBA Contractor Safety Award



Texas Sterling Construction

+ 2023 ARTBA Contractor Safety Award
+ 2023 AGC of Texas Blue Bonnet Award
+ 2023 AGC National Safety Award

Banicki Safety Manager Awarded Safety Professional of the Year

It was an honor to be named the 2024 Safety Professional of the Year by the Arizona Chapter of the Associated General Contractors (AGC). This award represents Banicki and Sterling's unwavering commitment to holding safety as the paramount pillar throughout all of our projects.

We have built a strong safety culture at Banicki that extends beyond work and into our employees' homes by including their children and grandchildren in our yearly safety calendar contest. Combined with Sterling's drive to focus best safety practices on leading indicators, I truly believe Sterling and our companies have one of the strongest safety programs in the nation.

I consider myself lucky to work for a company that puts safety first in everything that we do. This award is a testament to our collective dedication and commitment to maintaining a safe and sound work environment.

*– **Marc Momcilovich,** CSP, CHST*
Safety Manager, J Banicki Construction



This page lists some of the most recent safety awards Sterling Subsidiaries have received.
- Utility & Transportation Contractors Association (UTCA)
- Associated Construction Contractors of NJ (ACC NJ)
- American Road & Transportation Builders Association (ARTBA)

The Sterling Way – 2024 Sustainability Report 6

Joe proudly serves on the Board of the American Road & Transportation Builders Association (ARTBA) The Sterling Way — 2024 Sustainability Report 7 Our dedication to sustainability is stronger than ever. Sterling is playing a critical role in the resurgence of manufacturing production in the United States. From the data infrastructure that enables AI and other emerging technologies, and the highways, bridges and airports that connect us, to the homes we live in, this infrastructure is the foundation of the America of tomorrow. We embrace our responsibility to build a cleaner, better, and more equitable future. We believe that good business practices and sustainable business practices are inextricable and enable us to deliver meaningful and lasting value for our stakeholders. In 2023, we proudly joined thousands of other companies committed to responsible business actions that safeguard our future by signing the UN Global Compact. To our shareholders, we delivered another year of record results, with revenue growth of 11%, adjusted EBITDA growth of 24%, and adjusted diluted EPS growth of 40%. We believe there is continued opportunity for growth and margin expansion within each of our segments, supported by our record backlog at year-end. We are extremely excited about the opportunities ahead. We are very proud of our teams. This year’s report showcases our company-wide efforts to build a better future. Through engagement in sustainability-focused partnerships, our people are implementing real change that goes beyond our corporation. We are testing next-generation heavy equipment for the largest yellow iron suppliers. This allows us early access to some of the most fuel-efficient equipment on the market. We are also helping our partners improve their next-generation machines. Further, we continuously explore new technologies that offset and reduce our carbon footprint and invest in fuel additives that enhance efficiency and reduce emissions across our fleet. These are just a few examples, and there is still much more to be done. For 2024 and beyond, we remain committed to adopting even more responsible practices and incorporating new and innovative sustainable solutions across Sterling. We remain steadfast in caring for our people, our customers, our investors, our communities and the environment. That is The Sterling Way. Joe Cutillo, CEO At Sterling, we build and service the infrastructure that enables our economy to run, our people to move and our country to grow. A Message from Our Chief Executive Officer, Joe Cutillo By remaining focused on and committed to our strategic vision and ever-increasing sustainability efforts, we are solidifying our base, growing in new markets and delivering more value to our customers than ever before. + Revenue growth of 11% + Adjusted EBITDA and EPS growth 40% + Backlog growth at year end 46% The Full Year 2023 financial information is from continuing operations and comparisons are to the prior year. For more information about Sterling Financial Results, including Adjusted EBITDA and Adjusted EPS Reconciliations, visit our website at strlco.com. Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2024 Sustainability Report 8 Due Diligence That Makes a Difference As Chief Financial Officer, my responsibilities include helping guide our company through the ever-more complex sustainability disclosure and regulatory environments to deliver reliable and transparent ESG reporting. We strive to continue planning and preparing for the expected disclosure requirements. Additionally, I monitor and analyze how climate change scenarios could impact our business and financial performance. At Sterling, we recognize the value of exploring opportunities for growth through sustainable service offerings and solutions. We are always looking ahead to the long-term considerations that stem from climate-related risks and opportunities to not only help us achieve a sustainable future and a positive impact on society, but also create new areas of growth for the company. Furthermore, we promote and foster coordination between corporate functions because, from financial expertise and strategic decision-making to risk and stakeholder management, strategic alignment is key to ensure success in all of Sterling’s sustainability endeavors. Ronald A. Ballschmiede, Executive Vice President, Chief Financial Officer & Chief Accounting Officer Ronald currently serves or has served as a Board member of The Woodlands Texas Children’s Hospital Advisory Council, the Board of Executive Advisors for Northern Illinois University College of Business and the Chicago Better Business Bureau. + We continue to pursue strategic investments in projects or businesses that meet our operational goals and overall profitability. + Our capital equipment investments support changing levels of production activities and replace retiring equipment. + 2024 capital expenditures are expected to be in the range of $55 to $60 million; however, the award of a project requiring significant purchases of equipment or other factors could result in increased expenditures. Introduction Safety Corporate Governance People AppendixPlanet

Excellence Guided by Governance The Sterling Way — 2024 Sustainability Report 9 As sustainability, governance and the regulatory environment in which we operate continue to evolve, we are not only focusing on the issues of today, but we are also anticipating what could be important and impactful for our industry in years to come. My role as Chief Compliance Officer requires me to be proactive, engaged and informed in order to offer a broader perspective to this dynamic landscape. In addition to our strategic endeavors, my top priority is determining what is most valuable to our shareholders and stakeholders. This includes looking for ways to better integrate human rights and engage with stakeholders. We believe in the critical foundation that our Governance and Compliance program provides to our organizational sustainability efforts. It’s why our sustainability report begins with the Governance section. We do this to ensure our corporate social responsibility actions align with our Company’s strategy. Mark D. Wolf, General Counsel, Chief Compliance Officer & Corporate Secretary + Sterling is committed to strong and effective governance practices that promote and protect the interests of our shareholders and extends to all stakeholders. + In connection to our commitment to strong governance practices that we believe deliver value to our shareholders, the corporate governance and nominating committee of the Board hired a third-party consultant in April 2023 to assist in evaluating the experience, qualifications, attributes and skills of the members of the Board. Mark is a proud member of the Texas General Counsel Forum. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Driving Dialogue. Delivering Value.

At Sterling, we are dedicated to fostering strong, long-term relationships with our investors and the broader stakeholder community. We believe that open and constructive communication is essential to our shared success and take great pride in building trust through transparency and honesty.

As part of my role, I am committed to engaging with the investment community in a transparent and responsive manner. This includes highlighting our increasing focus on sustainability and responsible corporate practices.

Throughout the year, we engage with our investors through calls, meetings, conferences, and industry events. These engagements not only provide us with an opportunity to share Sterling's best practices and efforts to build a better, safer, cleaner and more equitable tomorrow but also allow us to gain valuable insight into shareholder priorities related to sustainability. We find that our shareholders often have excellent recommendations of ways that we can enhance our efforts.

Leveraging our work across the ESG landscape encourages meaningful shareholder and stakeholder engagement. More importantly, it sparks innovation, propels growth and positions Sterling at the forefront of sustainability and responsibility in our industry.

Noelle C. Dilts

Noelle Dilts, CFA
VP of Investor Relations and Corporate Strategy

Noelle is a member of the National Investor Relations Institute (NIRI) Denver and Houston Chapters.



- STRL shares increased 168% versus a 25% increase in the S&P 500.
- We believe that building trust through transparency is a critical element of long-term success.
- Leveraging our work across the sustainability landscape encourages meaningful shareholder and stakeholder engagement and helps to create a cycle of continuous improvement.

Sterling and S&P 500 price performance 12/30/2022 to 12/29/2023. For more information about Sterling's Investor Relations, visit our website at strlco.com.

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

More Committed Than Ever

At Sterling, we understand it is our responsibility to be an active player in finding sustainable solutions for the benefit of all.

This includes joining the UN Global Compact, investing in innovative technologies and devoting thousands of volunteer hours to help our neighbors and communities across the Nation.

In my role, I consider it a privilege to communicate Sterling's sustainability story. I love highlighting our endeavors and trumpeting our successes.

My first year with Sterling saw the release of our first sustainability report in which we established where the company stood and where our sustainability initiatives would take us. The report for 2023 expanded on our initiatives and furthered our commitment to sustainability.

This year's report showcases our focused efforts in sustainability. It begins with sections on *Corporate Governance* and *Safety* because being a responsible company forms the foundation of our commitment. In the *People* section, we highlight our employees and the community because without them, we are unable to provide the vital infrastructure our Nation needs nor the protections and sustainable solutions our communities and environment require. We conclude this year's report with the *Planet* section, to detail how we incorporate sustainable practices into everything we do.

While proud of our history in sustainability and the progress we have made, there is still a lot of work to be done. We will continue to work together to seek new solutions, utilize new technology and further our commitment to our stakeholders. After all, that is The Sterling Way.

Mary Morley, EdD
Head of Strategic Communications and Sustainability

Mary is a member of the Houston Citizen's Environmental Coalition, serving on the Communications Committee. She also serves as VP of Communications for the National Investor Relations Institute (NIRI), Houston Chapter. Additionally, Mary is a volunteer co-professor at the University of St. Thomas Houston (UST), Cameron School of Business MBA/BBA program's Sustainability and Corporate Governance class, as well as a Celt Women's Network Mentor and UST Alumni Association member.


7D

Mary at Plateau (E-Infrastructure Sterling subsidiary) project site

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

The Sterling Way – an Integral Part of Our Culture

Sustainability Efforts Since 2020


COVID 19 Response
Sustainability, a core strategic item on Board's agenda
Sustainability lead role added, reporting to CEO and CFO with direct line to BOD
ESG-related risks in Enterprise Risk Management (ERM) assessment
Support and partner with organizations that contribute to a sustainable future, including end customers, suppliers, national associations and nonprofits
Sustainability presented at Annual Strategy Session, Executive Leadership Team and at Board of Directors meetings
Materiality assessment
Investor perception studies by ISS Corporate Solutions and The Equity Group
Market study by University of St. Thomas, Cameron School of Business MBA class
Sustainability presented to division presidents and at Controller's Conference
Internal collaborations continue with Sustainability presented at Sterling Academy
Sustainability in external communications
Sterling's CEO leads ARTBA's Transportation Industry ESG recommendations
Sterling's Sustainability lead co-teaches (volunteer) MBA Sustainability and Governance class at UST
Sterling's Sustainability lead continues at UST and participates as panel speaker at the ESG Winter Forum, panel: Managing a Just Transition: Balancing social and environmental priorities
Sterling's Sustainability lead continues at UST and begins serving on the Communications Committee of the Houston Citizen's Environmental Coalition
Sterling joins the UN Global Compact
Development of first Sustainability Report
Building a Better Tomorrow, The Sterling Way - 2022 Sustainability Report
Leading the Way, The Sterling Way - 2023 Sustainability Report
For Better and Beyond, The Sterling Way - 2024 Sustainability Report
2020
2021
2022
2023
2024

The Sterling Way – 2024 Sustainability Report 12

The Sterling Way — 2024 Sustainability Report 13 Deepening Our Commitment Achieving a sustainable future requires that we work more responsibly. Doing so will not only reduce the effect we have on our environment, but will also increase innovation and help accelerate progress toward a better world for all. This vital mission begins with recognizing the important challenges that lie ahead and furthering our commitment to transparency, corporate responsibility and sustainability. This is why we support the United Nations’ (UN) Sustainable Development Goals. In 2023 Sterling joined the UN Global Compact initiative, a voluntary leadership platform for the development, implementation and disclosure of responsible business practices. Launched in 2000, the UN Global Compact is the largest corporate sustainability initiative in the world, with more than 15,000 companies and 3,800 non-business signatories based in over 160 countries and more than 69 local networks. The UN Global Compact is a call to companies everywhere to align their operations and strategies with ten universally accepted principles in the areas of human rights, labor, environment and anti-corruption and to take action in support of UN goals and issues embodied in the Sustainable Development Goals (SDGs). Some SDG icons appear at the beginning of report sections as well as on other pages of the report where applicable. The United Nations’ Sustainable Development Goals (UNSDGs) The 2030 Agenda for Sustainable Development was adopted by all United Nations Member States in 2015 and provides a shared blueprint for peace and prosperity for people and the planet, now and in the future. At its heart are the 17 Sustainable Development Goals (SDGs), which are an urgent call for action by all countries in global partnership. For more information on the UN SDGs, please visit sdgs.un.org SDG 3: Good Health and Well-Being Ensure healthy lives and promote well-being for all at all ages + People: Safety, Employee Health and Wellness SDG 4: Quality Education Ensure inclusive and equitable quality education and promote lifelong learning opportunities for all. + Corporate Governance: Ethics and Compliance + People: Employee Training and Development, Investing in Future Generations SDG 5: Gender Equality Achieve gender equality and empower all women and girls + Corporate Governance + People: Our Most Precious Resource SDG 6: Clean Water and Sanitation Ensure availability and sustainable management of water and sanitation for all + Planet: Climate-Related Projects, Flood Control SDG 7: Affordable and Clean Energy Ensure access to affordable, reliable, sustainable and modern energy for all + People: New and Ongoing Sponsorships and Support SDG 13: Climate Action Take urgent action to combat climate change and its impact + Corporate Governance: Risk Management + Planet: Climate-Related Projects SDG 15: Life on Land Protect, restore and promote sustainable use of terrestrial ecosystems, sustainably manage forests, combat desertification, and halt and reverse land degradation and halt biodiversity loss + People: New and Ongoing Sponsorships and Support + Planet: Sustainable Investments, Community Partners and Good Neighbors SDG 17: Partnership for the Goals Strengthen the means of implementation and revitalize the Global Partnership for Sustainable Development + Corporate Governance: Ethics and Compliance + People: Investing in Future Generations + Planet: Sustainable Investments, Community Partners and Good Neighbors SDG 8: Decent Work and Economic Growth Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all + Corporate Governance: Ethics and Compliance + People: Employee Training and Development, Investing in Future Generations SDG 9: Industry, Innovation and Infrastructure Build resilient infrastructure, promote inclusive and sustainable industrialization and foster innovation + Corporate Governance: Ethics and Compliance + People: Investing in Future Generations + Planet: Sustainable Investments SDG 11: Sustainable Cities and Communities Make cities and human settlements inclusive, safe, resilient and sustainable + Corporate Governance: Ethics and Compliance + People: Employee Training and Development, Investing in Future Generations + Planet: Community Partners and Good Neighbors Items referenced are examples of our strategic initiatives. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Forging a Sustainable Future

As a leader in E-Infrastructure, Transportation and Building Solutions, we take great pride in knowing that what we do is for the betterment of our communities, our Nation and the world.

After all, we build and service the infrastructure that allows our economy to run, our people to move and our country to grow.

Whether it's site development for massive e-commerce distribution centers, providing residential foundations, or launching new joint ventures to create one of the first U.S. Spaceports, we understand that it is incumbent upon us to ensure our work reflects and adheres to our principles and strategic vision. By constantly setting our sights beyond the promises of tomorrow, we seek to improve and innovate today for the benefit of our people, customers, investors, community and the environment.

The following are some of Sterling's sustainability-implemented practices and planned initiatives.

+ Integrate climate related risks into key governance processes; enhance Board-level oversight through audit and emerging risk oversight
+ Create a cross-functional team that includes sustainability, governance, finance and compliance colleagues
+ Assess financial impact of climate risk and how it relates to revenues, expenditures, assets, liabilities and capital
+ Adapt existing enterprise-level and other risk management processes to take account of climate risk
+ Use the same quality assurance and compliance approaches for climate-related information for finance, management and governance disclosures
+ Reduce and neutralize our GHG emissions through short-term and long-term initiatives


1
2
3
4
5
6

Images from Sterling's subsidiaries as listed 1 and 2. Plateau (E-Infrastructure Solutions) mission critical project site 3. Texas Sterling - Banicki JV (Transportation Solutions) Spaceport Houston project site 4. Plateau next-gen manufacturing project site 5. Tealstone (Building Solutions) project site 6. Banicki (Transportation Solutions) project site

The Sterling Way – 2024 Sustainability Report 14

The Sterling Way — 2024 Sustainability Report 15 Governance Corporate In This Section 16 A Foundation of Integrity and Transparency 17 Ethics and Compliance 18 Risk Management 19 Protecting Data. Reducing Risk. Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2024 Sustainability Report 16 Board Governance Guidelines, Ethics and Business Conduct We are committed to strong and effective governance practices that promote and protect the interests of our shareholders. Our Board Governance Guidelines, along with the charters of the standing committees of our Board, provide the framework for the governance of the Company and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at both the Board and management levels. Our Board Governance Guidelines and our Code of Business Conduct can be accessed via the links provided within this report and are available at strlco.com under Investor Relations/Corporate Governance: Board Governance and Code of Conduct, respectively. A Foundation of Integrity and Transparency Working toward a sustainable future requires conducting our business in a way that benefits each of our stakeholders. That starts with committing and adhering to strong and effective governance practices. Audit Committee Charter >> Compensation and Talent Development Committee Charter >> Corporate Governance and Nominating Committee Charter >> Board Governance Guidelines >> Code of Business Conduct >> Access our full governance guidelines, committee charters and Code of Business Conduct below. RLW (Transportation Solutions) project site Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2024 Sustainability Report 17 Ethics and Compliance At Sterling, we hold ourselves to the highest ethical, moral and legal standards. Through communication, education and training, we ensure employees at all levels of our organization promote Sterling’s core values and company policies. We provide employees the opportunity and means to address ethical issues should any arise. Sterling Ethics and Compliance programs include: Code of Business Conduct Insider Trading Conflicts of Interest Anti-Fraud Supplier Code of Conduct Another powerful tool in practice is our See Something, Say Something initiative, which encourages employees to speak up about any possible transgressions and to take responsibility for their actions. Additionally, we ensure channels of communication are always open through our Ethics Line. Anonymous and confidential, the Ethics Line allows employees to voice concerns and report misconduct. The Ethics Line is also open to customers, vendors and any other third party with knowledge of an ethics or compliance issue. Ongoing Employee Training Efforts Sterling’s ongoing ethics and compliance program trains and educates employees on the application of the Company’s core values as well as individual obligations under applicable legal requirements and Company policies. Sterling’s ethics and compliance program includes ongoing efforts to assess, evaluate, monitor and audit compliance with the Company’s ethics and compliance policies and procedures. The nature, extent and frequency of these activities depend on a variety of factors, including new regulatory requirements, changes in business practices and other considerations. Code of Conduct training includes content and application to daily activities and targeted training in key risk areas dependent on job functions. Client, Subcontractors, Partners and Suppliers With our project sites varying in size and scope, it is important we recognize the complexities involved with managing the various partner relationships throughout the project’s lifecycle. We have dedicated many years developing and enhancing tools, strategies and methods used to streamline the way we manage these relationships. Sterling adheres to contract requirements and protects the interests of the stakeholders involved. In addition to our Supplier Code of Conduct, some of our other partner initiatives include preconstruction meetings, kick-off meetings and inspection programs. Examples of items covered during a kick-off meeting with the project team and contractors include areas of safety where contractors are given opportunities to voice concerns or issues. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Risk Management

Our Board of Directors, as a whole, is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full Board. The Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our overall risk management system. The Board evaluates risks over the short and long term.

A formal annual enterprise risk assessment includes members of management and is part of our strategic plan process. Throughout the year, the Board receives briefings and assessments of risks, including environmental responsibility and sustainability, HSE compliance, ESG compliance, climate change-related factors, management of subsidiaries, construction JV partners and integration of new acquirees.

Our Board believes full and open communication between Executive Management and our Board is essential to effective risk oversight. Our Board chair meets regularly with Executive Management to discuss business strategies, opportunities, challenges, enterprise risk assessment and risk mitigation strategies. Executive Management attends all regularly scheduled Board meetings and are available to address any questions or concerns raised by our Board. Our Board of Directors oversees the strategic direction of the Company and considers the potential rewards and risks of business opportunities and challenges. They also monitor development and management of risks that impact our strategic goals. The Board's involvement in the planning process is critical to the assessment of risks that impact strategic goals and the management of risks as they develop.

The Board holds annual strategic and management succession planning sessions to discuss the progression of Sterling's strategy and utilization and development of talent. Our formal annual enterprise risk assessment is also discussed at length.

Sterling's Board of Directors and Executive Management receive direct and regular updates associated with corporate social responsibility from the Head of Strategic Communications and Sustainability. This role reports directly to the VP of Investor Relations and Corporate Strategy and is a member of the executive leadership team to ensure regular communication with Sterling's General Counsel, Chief Compliance Officer and Corporate Secretary, Sector Presidents, the Vice President of Health and Safety, Vice President of Information Technology and other leaders.

Board of Directors
Ultimately responsible for risk oversight

Board Committees
Assist the Board in fulfilling its oversight responsibilities with respect to the following:

Audit Committee
- Independent registered public accounting firm
- Internal controls and financial reporting
- Related party transactions
- IT governance and data security
- Macro-economic factors
- Legal and regulatory compliance, including contract structure and litigation management
- Complaint reporting procedures

Compensation and Talent Development Committee
- Incentive compensation (cash and equity)
- Executive compensation
- Talent acquisition, development and retention
- Key senior management succession planning
- Director compensation
- CEO evaluation

Corporate Governance and Nominating Committee
- Board and committee leadership structure
- Corporate governance
- Director nominations
- Board governance guidelines
- Board and director evaluations
- Board and CEO succession planning



Sterling's Board of Directors and management team during strategy session

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

Protecting Data. Reducing Risk.

Cybersecurity

In our commitment to corporate sustainability, we prioritize the protection of our information systems through a comprehensive approach encompassing people, policies, processes and technology. We regularly monitor our information technology service offerings to safeguard data and to help improve and stabilize our network and systems. We periodically audit our existing network and systems and make upgrades as needed. We understand that cybersecurity is not solely a technological concern but also a human and organizational one. Our proactive stance involves continuous assessment and improvement, ensuring that our workforce is well-versed in security awareness through regular training programs. The Cyber Risk score, a key metric in evaluating our cybersecurity resilience, is calculated by taking into consideration user phish-prone percentage, Security Awareness Training status, and job function risk. By addressing these critical elements, we are fortifying our defenses and fostering a cyber-secure environment, aligning with our corporate sustainability goals and ensuring the longevity of our business operations.

To read more about our cybersecurity measures, visit our website here and page 21 of our Annual Report.

Cyber Risk Score

2021	2022	2023
37.78%	31.00%	29.89%

Average Risk Score reflected in our internal cybersecurity training tool, KnowBe4.



Banicki (Transportation Solutions) project site

The Sterling Way – 2024 Sustainability Report 19

Plateau (E-Infrastructure Solutions) safety week The Sterling Way — 2024 Sustainability Report 20 Safety In This Section 21 It All Starts with Safety 22 Employee Protection and Safety Guidance 23 Innovation and Improvement PeopleSafety Corporate GovernanceIntroduction AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

It All Starts with Safety

Safety is vital to our growth as well as our ability to deliver innovative infrastructure solutions for the betterment of all. Forging a sustainable future requires creating a safer and more productive environment that protects our employees, partners and communities.

Over the years, we have built a solid **Safe and Sound** program within our organization, the success of which is the direct result of support from executive leadership and is based on Commitment, Communication, Sound Practices, Training, Accountability and Empowerment.

Safe and Sound allows employees to address situations, stop work if necessary and freely report incidents to ensure they always feel safe at work.

Through an abundance of precaution, an unwavering commitment to sound procedures and practices and the integration of new technologies and systems, like those that help manage our driver safety program, we strive to make certain everyone involved in every Sterling project arrives home safely each and every day.

We are especially proud of our stellar safety record and the numerous industry awards and accolades our diligence has earned.

Safety KPIs	FY19	FY20	FY21	FY22	FY23
Total Recordable Incident Rate (TRIR)	1.51	0.92	0.53	0.58	0.72
Lost Time Incident Rate (LTIR)	0.18	0.13	0.07	0.13	0.12
Experience Modification Rate (EMR)	0.82	0.84	0.76	0.69	0.57
Days Away, Restricted or Transferred (DART)	0.71	0.43	0.33	0.26	0.33
Fatality Rate	0	0	0	0	0

The Sterling Way – 2024 Sustainability Report 21

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Employee Protection and Safety Guidance

In order to proactively manage and mitigate risks associated with our industry, we set objectives, policies and goals at the corporate level under our Health, Safety & Environmental (HSE) risk management program. These policies are then applied to company-wide operations via the Sterling Infrastructure, Inc., Safety Manual.

This comprehensive manual provides clear guidance for our managers and empowers our employees with the knowledge and resources they need to complete their work safely. As part of the Sterling Safety Management Program, our safety manual is regularly reviewed and updated to stay current with industry standards.

In addition, we developed and implemented an interactive New Hire Orientation (NHO), which includes training on the Global Harmonized System and Silica Awareness.

The NHO program guides employees through key components of our safety program.

Our project managers and superintendents work closely with the safety department to ensure safety is planned into all of our operations before they begin. Our project foremen are required to conduct daily safety briefings with employees, and regular safety walk-throughs are conducted by our managers, supervisors and safety staff to evaluate project conditions and observe employee safety behavior.

Safety performance measures are directly linked to compensation beginning at the top levels of our organization because we believe that critically reinforces a strong safety culture. Annual goals for safety inspections and observations are set for every one of our businesses. Updates are presented at every Board meeting and at every executive leadership team meeting.

2023 Project Safety Checklists and Observations Completed at Jobsites

Safety Checklists	Observations
2,795	63,228



SAFETY FIRST

PLATEAU EXCAVATION, INC.

Images from Sterling's subsidiaries as listed 1. Ralph L. Wadsworth (Transportation Solutions) prevent hand injury training 2. Petillo (E-Infrastructure Solutions) Safety First Conference 3. Plateau (E-Infrastructure Solutions) safety training and awards

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

Innovation and Improvement

We continually look at ways to innovate and improve our safety systems. This includes embracing technology that improves our systems and helps reduce and minimize incidents in the workplace. One of the key components is using an online safety management program that streamlines the distribution of information, measures the frequency of our leading indicators and simplifies incident reporting. Utilizing this technology allows us to measure the quality of our leading indicators and develop real time dashboards to assist in focusing our efforts on higher-risk activities.

Process for trending leading and lagging indicators

1. SIF Analysis and Modeling – This measures the actual and potential severity of incidents. Adding a primary and secondary cause of incidents allows us to identify incident trends more easily in the workplace.

2. Proactive Safety Index (PSI) – By comparing the number of leading indicators to incidents, we have found a balance between leading indicators and a downturn with incident severity.

3. Driver Safety Data – Through the tracking of driving behaviors over a period of time, we are able to isolate employees who may be at high risk and work with them to improve their driving behaviors.

4. Linking Our Leading and Lagging Indicators – By tying the leading and lagging data together, we are able to direct our efforts to areas where higher incidents are prevalent.

"Using leading indicators is an extremely important part of our safety system. It has helped shape our program and make tremendous improvements in our process to protect our employees. It was a great honor to be asked by the online safety management company Safety Mojo to share our knowledge with peers in the industry."

*– **Nick Kakasenko,** Vice President of Health & Safety*

Training

Building interaction is the goal of our training programs. Not only do they foster better employee engagement, but they also encourage our trainees to absorb the process. This allows our employees to apply learnings through a hands-on approach.

Read more about our safety programs here.

Safety training includes:

+ Awareness Sessions
+ Emergency Response Procedures
+ Confined Space Rescue
+ Fall Protection
+ Material Handling
+ Hand Safety
+ Working Around Equipment
+ Respiratory Protection
+ Heat Illness Prevention
+ Crane Training
+ Incident Investigation

2023 Training Hours:

10,743

The Sterling Way – 2024 Sustainability Report 23

The Sterling Way — 2024 Sustainability Report 24 People In This Section 25 People, Our Most Precious Resource 26 A Holistic Approach to Employee Health and Wellness 27 Developing Future Leaders 29 Supporting Our Communities 31 Investing in Future Generations “ I truly enjoy any opportunity I have to give back to the local community, whether in my personal or professional life. At Sterling, I have had the chance to help out at the Montgomery County Food Bank, New Danville, and Interfaith for several different projects, and it has always been very rewarding. Whether it was painting, pressure washing, sorting and boxing up food items for distribution to families in need, or helping with a local toy drive, it was a fun, collective effort with my coworkers to help out other organizations in a positive way and give back to others!” — Allison Goodrum, Assistant Controller AppendixPlanetPeopleSafety Corporate GovernanceIntroduction

Hispanic 51.8% White 41.7% Black 3.5% Pacific Islander 1.6% Other 1.4% Employee Diversity as of 12/31/2023 The Sterling Way — 2024 Sustainability Report 25 People Are Our Most Precious Resource Across Sterling, we are committed to efforts that help improve and protect human lives and are constantly working toward achieving a more sustainable and ethical future. We take measures to ensure the health and well-being of our employees, reduce inequality within our company and those with whom we do business and increase community involvement and service opportunities. For Board of Directors’ diversity details, please see our 2023 Proxy Statement. Human Rights We embrace our collective differences and diversity, not only in terms of ethnicity and heritage, but also of thought, skills and experience. This is because we believe diversity only strengthens our culture and enables us to serve our customers and communities to the best of our ability. We respect and protect human rights and understand that all people are entitled to these fundamental and universal rights regardless of nationality, sex, ethnicity, race, age, religion, language or any other status. We respect the rights of all individuals, or groups of individuals, including vulnerable groups and people from traditionally marginalized backgrounds. To read our Corporate Human Rights Statement, visit our website here. Board Diversity We believe the Company’s director recruitment and nomination process demonstrates our continued focus on not just diversity, but also on a broader spectrum of skills, experience and tenure on our Board. This further promotes and supports the Company’s long-term strategic goals. Beginning in 2017, the addition of six new independent directors has increased the diversity of our Board. This includes diversity of gender, race, experience and skills. We continue to include diversity as an important factor in determining the composition and makeup of the Board. During the recruitment of potential director nominees as well as the evaluation of current directors, the corporate governance and nominating committee considers suitability based on a number of criteria. We strive to continue developing a board that reflects a rich variety of backgrounds, viewpoints, experience, skills and expertise. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

A Holistic Approach to Employee Health and Wellness

Sterling offers employees comprehensive programs and benefits packages that address not only physical but also mental and emotional health. We promote a positive life/work balance and healthy lifestyle through health and wellness programs, including Sterling Fitness Challenges, annual wellness clinics, counseling, lifestyle coaching and work-life services.

Sterling benefits programs include:

+ Healthcare plans, including preventive and virtual care
+ Health savings and flexible spending accounts
+ Retirement planning, including a 401(k) plan and employee stock purchase program
+ Financial wellness
+ Legal services
+ Identity theft resolution
+ Discount center
+ Benefit advocates


PETILLO



Images from Sterling's subsidiaries as listed 1. Petillo (E-Infrastructure Solutions) Employee of the Month recipient, Morgan Carr, Project Engineer 2. Plateau (E-Infrastructure Solutions) employees at project site and 3. Plateau team stretching before work

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Introduction | Corporate Governance | Safety | People | Planet | Appendix

Developing Future Leaders

With a culture that aims to strengthen our workforce, we strive to provide a supportive and encouraging work environment in which our employees can further develop their skills.

Established in 2021, **Sterling Academy** is a company-paid leadership development program. Following the success of two pilot modules in 2022, the full academy curriculum ran in 2023.

The Sterling Academy program consists of schools for Project Managers, Superintendents and Project Engineers. The curriculum includes a safety module covering every stage of our projects, including planning, engagement, incident investigation and checklists upon project completion.

This vital training promotes a safe and healthy work environment while minimizing the risk of incidents and injuries. Courses are facilitated by current Sterling leaders and subject matter experts and consist of separate schools customized for new Project Managers, Superintendents and Project Engineers, or those being prepared to accept those roles in the near future.

This custom-built curriculum includes position-specific training in the following areas:

+ Safety Management
+ Leading Self and Others
+ Financial Management of Construction Projects
+ Effectively Working with Clients and Subcontractors
+ Planning and Scheduling Your Project
+ Project Administration
+ Construction Operations Management

To date, we have had **68 future leaders** successfully complete the program with **23 Project Engineers**, **21 Superintendents**, and **24 Project Managers** benefiting from this unique experience.



Project Manager school. Mike Durham, Vice President of Human Resources Heavy Civil Division, Transportation Solutions

"I have been impressed with the quality and commitment of the Sterling team throughout the entire process of building and executing this exciting new program. The level of passion that those involved have shown in developing future talent is inspiring. We are getting great feedback from all involved and continue to make improvements and develop new training opportunities. Participants are selected by operations as those who have shown potential for growth. After working closely with them through this academy, I am more confident than ever that the future of Sterling Infrastructure is bright."

– **Mike Durham,** *Vice President of Human Resources*

The Sterling Way – 2024 Sustainability Report 27

The Sterling Way — 2024 Sustainability Report 28 Secondly, I have learned so much about The Sterling Way and how deeply committed Sterling is to implement sustainable practices wherever possible, at the corporate level and across all its business units. In the heavy civil/construction industry, emissions are an unavoidable by-product of success and growth. I am impressed by the company’s efforts to minimize its environmental impact on the areas within which it operates, be it through equipment efficiency, local sourcing, on-site material recycling or other initiatives. Part of my job is to help Mary Morley tell these stories, present The Sterling Way to industry peers and potential clients and push our ESG efforts to the forefront of Sterling’s overall branding. From reporting to collating information from our subsidiaries that will be used to build these stories and metrics, I find the entire process to be complex and interesting. A large part of my life beyond my role at Sterling involves volunteering and community outreach, especially within the burn survivor community, of which I am a part. When I think on the fact that my first official encounter with the entire Sterling team was at a community outreach event for New Danville, an organization Sterling has supported for years, I can’t help but feel even more committed to my role in this company. I am fully invested in Sterling’s growth, and I want to be a small part of the reason for that growth by elevating Sterling’s online brand and telling its ESG story. Kechi Okwuchi – a Sterling Testimonial I first encountered Sterling two years ago while participating in a sustainability class project during my final year as a graduate student at UST. The goal of the project was to analyze this heavy civil infrastructure company through a sustainability-focused lens and to make suggestions on how best to tell their ESG story. The company leaders made our work easy; throughout the course of the semester, they provided us students all the information that we needed in order to present a reasonable Employees Training analysis. When the class came to an end, I was left with a lasting impression of Sterling. I hoped for an opportunity to work at such a company. January 2024 marks my eighth month as a member of the Sterling corporate team, and I am happy to say that first impression has been completely dwarfed by my actual experience working here. I may not be full-time, but I have seen enough to know that this is truly my ideal work environment. I have grown to love the positive and down-to-earth office energy and the approachable and genuine nature of every individual I have encountered so far at every level. It is rare that every single employee within a company would highlight the people as the best part of their work experience, and based on my time here so far, I can see why. More importantly, I truly enjoy the nature of my work. Managing the social media image of an entity this size requires much more delicacy and intentionality than any of my past experiences did, and navigating this terrain has a been a challenging and rewarding experience. Kechi Okwuchi at Plateau (E-Infrastructure Solutions) project site. Kechi is a Digital Content Manager, professional speaker, University of St. Thomas MBA/ BBA program 2023 graduate, author and singer Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Supporting Our Communities

As our company grows, so do our efforts to collaborate with organizations that are important to our employees and stakeholders. We encourage and empower employees to volunteer their time on causes that matter to them. These efforts, both in our communities and beyond, include:

1 New Danville

Since 2021, Sterling has been proudly supporting New Danville, a not-for-profit 501(c)(3) charitable and educational organization that provides adults with intellectual and developmental disabilities an opportunity to live enriched and purposeful lives. Through corporate office staff volunteer days and donations, we seek to upgrade the learning environment of this important organization. In 2023, Sterling corporate office employees assisted in landscaping and gardening projects, which included weeding, tree trimming, composting and watering. In addition, two cows now call New Danville home, thanks to a contribution made possible by Sterling CEO Joe Cutillo.

2 My Friends and Me (MFAM)

Founded by Plateau employees in 2013, this non-profit initiative celebrated its 10th anniversary in assisting families in need during Thanksgiving. In the past, the group would purchase essential food items and hold a large event to sort, pack and donate the items to schools and afterschool programs with underprivileged families. During the COVID pandemic, MFAM switched to providing gift cards to ensure families could still count on donations at Thanksgiving. The change to gift cards is now permanent, as they better serve the recipients. By letting families choose their own Thanksgiving dinner, they are better equipped to allow for dietary restrictions, preferences and family needs to be met more adequately. Plateau exceeded its 2023 goal of helping 500 families by providing $50 gift cards to 550 families.


1


YOU
THANK
1


6


PETILLO
COMPANIES
DIAMOND SPONSOR
7

3 Putting the Hat Down

This ongoing mission-forward endeavor provides our crews a way to raise money for one another when a team member is facing a hardship or tragedy.


3

4 Treats for Troops Outreach 2023

Dedicated to treating troops, both home and abroad, with care packages of love and snacks, Plateau employees collected and shipped out 85 lbs. of Halloween candy to the Atlanta VA Medical Center.


TREATS
4

5 Bloom Our Youth Outreach 2023

Bloom Our Youth's mission is to empower Georgia's families and communities to transform the lives of children impacted by foster care. During the holiday season, Plateau volunteers helped this exceptional organization serve the Georgia foster care community.


5

6 Plateau Gallatin Shalom Zone Outreach 2023

In support of the non-profit's mission to provide life-changing programs and resources to its community, the Plateau team donated their time and equipment to rebuild, repaint, repair and landscape multiple areas around the Gallatin Shalom Zone resource center.


6

7 Pillar Care Continuum

Formerly Cerebral Palsy of North Jersey, Pillar Care Continuum provides a wide range of services to infants, children and adults with more than 100 different disabilities/diagnoses. Petillo Companies donated work to improve Pillar High School's facilities and keep the building in good repair and improve services for people with disabilities.

Additional annual initiatives that Petillo supports include:

- *Orange Day Program's Wheelin' n' Walkin' Challenge (also sponsored by Plateau)*
- *2023 Steps to Independence Celebration*
- *Pillar Care's First Annual Swings to Independence Golf Outing*


7

The Sterling Way – 2024 Sustainability Report 29

The Sterling Way — 2024 Sustainability Report 30 New and Ongoing Sponsorships and Support + RLW sponsored, helped organize and attended the Northern Utah Trafficking Intervention Coalition (NUTIC) symposium at Weber State University. Geared toward students and parents, the goal of the event was to raise awareness and begin an ongoing conversation about recognizing and combating human trafficking, sextortion and abuse. humantraffickinghotline.org/en “ If you or someone you know is a victim of human trafficking, we’re here to provide the support you need.” + Tenari Tauvao (RLW) and his wife Melanie helped comfort those suffering the effects of the Hawaiian wildfires by volunteering through American Red Cross - Hawaii Wildfire Assistance. They helped organize people who were applying for financial aid, delivered clothes and helped move food, water and medical supplies between the warehouse, headquarters and a nearby shelter. redcross.org/about-us/our-work/disaster- relief/wildfire-relief/hawaii-wildfires/hawaii- wildfires-assistance.html + RLW supported the Bountiful Elks Lodge #2442, conducting a raffle event to raise funds for underserved children in the Bountiful, Utah, area. “ Providing charitable services that help build stronger communities.” + RLW supported the Salt Lake City Coat Drive, partnering with Salt Lake City Police to donate dozens of new and gently used coats for kids in need. + RLW supported Lifting Hands International in American Fork, Utah, to help assemble, check and box school supply kits for kids in Ukraine, Jordan and Turkey. “ My wife and I volunteered at the LHI warehouse in American Fork, Utah, and were assigned to assemble school kits from donated supplies. Each kit was topped off with a handmade card that said, ‘You Are Loved.’ Volunteering at LHI was very rewarding for both of us, and we resolved to return regularly with our children to volunteer.” — Ben Torgerson, RLW employee + RLW supported the American Foundation for Suicide Prevention: Walk Out of Darkness Event. Volunteers cooked for attendees and walked side by side with fellow AFSP supporters, providing comfort and reassurance for each other in remembrance of those lost. afsp.org “ Save Lives and Bring Hope to Those Affected by Suicide” + Due to our adjacent JV project being completed in 2023, RLW employees volunteered to support Adams Canyon Trail Clean-up for one final year. + As big supporters of Interfaith of The Woodlands’ mission to build a more loving and caring community through service, 17 Sterling employees and family members helped spread some Christmas joy through their donations and by volunteering at the annual Holiday Toy Drive. + 32 RLW employees participated in the Red Cross Blood Drive. redcross.org “The American Red Cross prevents and alleviates human suffering in the face of emergencies by mobilizing the power of volunteers and the generosity of donors.” + RLW supported the Healthcare Workers Appreciation 2023: BBQ Cookout. Eleven employees (eight of whom were interns) volunteered to cook BBQ for the entire staff of Timpanogos Regional Hospital in recognition of these vital healthcare workers. + Banicki continues to support St. Mary’s Community Outreach to help end hunger in Arizona. + Additionally, Sterling continues to support multiple organizations, including Habitat for Humanity, American Cancer Society, National Charity League, local schools, and local sports teams. “ I am so thankful to be able to participate in an organization like NCL. My mother and I enjoy connecting with our community through volunteer work for the Montgomery County Food Bank, Interfaith Hand Me Up Shop, and at schools throughout our district. I appreciate witnessing firsthand what simple acts of kindness can do for many others.” — Daughter of Jennifer Green, Director of HR 1st Year 2nd Year 3rd Year Introduction Safety Corporate Governance People AppendixPlanet

Plateau (E-Infrastructure Solutions), at career fair, Aria Morgan, Marketing Director The Sterling Way — 2024 Sustainability Report 31 Investing in Future Generations Sterling supports inclusive, equitable and quality education and promotes lifelong learning opportunities for all by maintaining strong partnerships with universities, trade schools, local high schools, primary schools and educational organizations. Investing in the growth of our future generations is a priority. Sterling’s ongoing educational efforts include: Within Sterling: + Sterling Academy + Leadership Development Program + Tuition reimbursement program to support employee participation in formal and informal education and training + Comprehensive Safety Training Program + New Hire Buddy system + Apprenticeship programs for laborers and entry-level skilled craft workers to help them increase their skills and their earning potential K-12 Schools: + Work with schools in rural areas with limited employment opportunities + Visit schools in urban regions, where a greater concentration of underrepresented communities are present + Partner with schools with marginalized students having to help support their families through low-wage jobs with little to no opportunity for growth + Participate in the “Student Competition and Construction Management Conference” in Reno, Nevada, to enlist industry trailblazers to join us as paid interns, estimators, project managers, surveyors, and in other key roles + Mock interviews for Genesys Works, an organization with a mission to provide pathways to career success for high school students in underserved communities through skills training, meaningful work experiences and impactful relationships Higher Education and Workforce Development: + Associated General Contractors of Georgia, Inc.’s AGCA Metro Alliance Skills Challenge – encourages and educates students and helps prepare them for career opportunities in the construction industry; includes a welding competition judged by Plateau employees + Sterling employee volunteering as a co-professor of the MBA Sustainability and Governance course at the University of St. Thomas in Houston to offer students exposure to a publicly traded infrastructure company; supports the university’s program that teaches and encourages sustainability efforts + Career days and fairs + Internships by partnering with organizations like Genesys Works Introduction Safety Corporate Governance People AppendixPlanet

The Sterling Way — 2024 Sustainability Report 32 In This Section Planet 33 Protecting Our Environment 34 Applying Technology To Reduce Environmental Impacts 35 Sustainable Investments 36 Climate-Related Projects 37 Measures To Protect the Environment 38 Community Partners and Good Neighbors AppendixPlanetPeopleSafety Corporate GovernanceIntroduction

Plateau (E-Infrastructure Solutions) project site The Sterling Way — 2024 Sustainability Report 33 Protecting Our Environment Starts Before Construction Even Begins Sterling is dedicated to designing, planning, building and creating the Nation’s infrastructure, incorporating industry-leading protective measures and practices. Environmental Stewardship By striving to reduce our environmental impact across all operations, we are contributing to a sustainable future. We are committed to complying with all applicable environmental laws and regulations, and we incorporate sustainable management practices in order to use natural resources more efficiently. As the majority of our projects are massive in scale, we strive to ensure our impact on the environment, surrounding areas and communities is as minimal as possible. In addition to operational precautions, we work to improve communications with neighboring communities through scheduled information sessions, engagement with local organizations and fostering an open-communication environment. Our people work closely together to encourage our business practices be viewed through the lens of protecting our planet and its inhabitants. We work to leave a project area better than we found it. To read our Corporate Environmental Statement, visit our website here. AppendixPlanetPeopleSafety Corporate GovernanceIntroduction

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Applying Technology To Reduce Environmental Impacts

Drones help our sustainability goals take flight

Drone technology offers many benefits. Most notably, it increases project efficiency, reduces project expenses and improves safety and data accuracy. We use drones before, during and after site development to survey the land and track project progression, logistics, site conditions, weather impacts, natural habitats, protected areas and more.

As they can be launched from almost anywhere, we deploy drones to survey sites with heavy vegetation and to span vast areas before any site work begins.

With drones, project tracking is more accurate. This includes measurements to compare with project scope and design. Accurate measurements allow our project engineers to catch problems early, reduce rework and prevent unnecessary waste.

Drones help spot potential safety and environmental risks before the site is touched. Data from drone flights helps prepare our project teams to better address any concerns that may arise, from planning around underground utilities and material storage in safe zones to protecting natural habitats.

In addition to accurately quantifying and measuring project zones, as well as enhancing efficiency during site preparation, drones also help reduce our environmental impact by directing earthmoving equipment and keeping machinery from inefficient navigation or sitting idle. The result is a marked reduction in fuel burned.

Drone technology spans our entire footprint and is used throughout all of our project sites. Below is an example of how we implement this technology in our E-Infrastructure Solutions segment.

Drone surveying tracks tainted soil

Petillo worked on a two-phase project which, for environmental reasons, required the company to keep all of the material on site. The 500-acre job site was once used to cast giant motors for boats and airplanes. After years of ongoing production, it was discovered that the casting process tainted some of the soil on the site. Employing drone surveying with the propeller platform, Petillo was able to track where the dirt moved on site and develop stockpile reports with accurate yardages that revealed the original location of the tainted soil. The Petillo team then reported this information to the New Jersey Department of Environmental Protection, which was closely tracking how Petillo dealt with the impacted soil.




2


PETILLO
propeller
3

1. and 2. Plateau (E-Infrastructure Solutions) project sites
3. Petillo (E-Infrastructure Solutions) project

The Sterling Way – 2024 Sustainability Report 34

The Sterling Way — 2024 Sustainability Report 35 Sustainable Investments Reducing Our Carbon Footprint We test and utilize advanced technologies and equipment aimed at increasing fuel efficiencies and reducing emissions. Innovative Fuel Technology We invest in innovative fuel technology aimed at reducing emissions and fuel consumption while also increasing equipment efficiency. Improving Fuel Efficiency Reusing Materials at Plateau Project Sites + Meta – Huntsville, AL (Ongoing from 2022 into 2024) Over 300K tons of 3” Minus Material produced, all to be used on the project site at which it was drilled and blasted. + QTS – Fayetteville, GA Over 150K tons Aggregate Base and 60K tons of 4” Minus Material produced, all to be used on the project site at which it was it was drilled and blasted. Equipment Replacements and Enhancements + Crushing equipment and screens Replaced two Primary Jaw crushers with Tier 4 units and one secondary cone crusher with a Tier 4 model. All units increased productivity and reduced emissions. In 2024, one screen will be replaced with a Tier 4 unit. + Drilling and blasting equipment Nine of the 12 drills are Tier 4. Two are Tier 4 Interim with the DPF filter, and one unit does not have a DPF system or is not considered a Tier 4. Testing and Incorporating Electric Fleet In 2023, Plateau tested and purchased their first Caterpillar D6XE electric drive dozer. The company now has four electric dozers in its fleet, with a fifth unit expected to arrive in the spring of 2024. Benefits of the electric dozer technology include 12% lower maintenance costs, up to 35% increase in fuel efficiency, up to 50% more productivity, and up to 20% fewer CO2 emissions. On-Site Recycling Process Recycling materials at project sites is a unique and sustainable practice that Sterling companies employ. On-site recycling helps to reduce volumes of raw material brought onto sites, thereby reducing construction waste which, in turn, reduces our carbon footprint. In June 2022, Petillo led a first-of-its-kind pilot with Oxon2 to test the product’s efficacy in off-road diesel applications, particularly with its CAT heavy equipment. Touted as The FUTURE of fuel, Oxon2 improves fuel efficiency while dramatically reducing carbon and eliminating almost all NOx and particulate emissions. Using baseline data from the previous year, pulled from CAT’s VisionLink software platform, Oxon2 produced an estimated 10.5% average fuel reduction on the 77 machines that were part of the study. In addition to the fuel savings, the data suggests that expanding Oxon2 usage across the full fleet of heavy equipment could yield a CO2 reduction of 3,000+ tons per year. After an initial six-month trial period, Petillo committed to a year’s worth of Oxon2 product in January of 2023 and has continued to see positive results. In July 2023, Petillo introduced Oxon2 to Plateau. The company first began utilizing Oxon2 in the fleet working the Rivian manufacturing project in Georgia. Over the course of four months, Plateau experienced a nearly 7% gain in fuel efficiency and a CO2 reduction of 135.37 tons. Plateau plans to expand Oxon2 usage to other projects in 2024. Due to the logistical and dosing challenges, as well as the initial elevated costs, rollout to the entire fleet will be gradual. However, Plateau believes in this worthy investment, which is expected to enhance their ability to reduce emissions now and in the future. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Climate-Related Projects

Meeting Challenges To Protect Forests

Road and Highway Builders Wells Municipal Airport, Nevada

Through accelerated schedules and strict project timelines, Bureau of Land Management (BLM) Fire Crews were assured access to the fueling station during construction.

In collaboration with the client, we developed a plan to make sure recycled and reused excavated materials met FAA specifications.



Emergency Flood Control Initiatives

Banicki The Mount Elden Lookout Road – Schultz Creek Crossing Improvement Project

This critical emergency flood control endeavor undertaken for Coconino County Public Works was accomplished within a remarkable three-month timeframe. Banicki joined the alternative delivery method project during its 60% design phase, collaborating closely with the design team to develop plans optimized for swift construction and ensuring timely completion before the onset of the Northern Arizona monsoon season on July 1, 2023.

Involvement extended beyond construction, as Banicki worked in tandem with the design team to secure project permits through the National Environmental Policy Act (NEPA) and the US Forest Service (USFS), commencing construction on the very day NEPA clearance was granted.

The project itself featured the installation of a custom triple-barrel box culvert and articulated concrete block channels, designed to serve as a relief route during heavy storm events. This became especially crucial in light of the recent wildfires in northern Arizona, which drastically reduced vegetation in the steep, rocky terrain, exacerbating the risk of major flooding.

Incorporating advanced construction techniques and environmental considerations, Banicki's efforts have not only addressed urgent infrastructure needs but have also navigated the complex environmental challenges posed by the region's changing landscape.



Banicki The Back O' Beyond Low Water Crossing Improvements Project

This crucial emergency flood control initiative was successfully executed by Banicki in 2023. Situated within an iconic residential community of Sedona, amidst the striking backdrop of steep red rock terrain, the project presented unique challenges associated with high-velocity storm drain runoffs from the adjacent terrain.

The project featured the installation of a precast segmental box culvert beneath the roadway, implemented in an accelerated two-phase approach. This strategic method ensured that all construction activities were completed within a swift two-month timeframe, allowing for timely completion before the onset of the monsoon season on July 1, 2023.

By addressing critical flood control needs while adhering to stringent time constraints, Banicki demonstrated its ability to navigate complex environmental and construction challenges while prioritizing the safety and accessibility of the surrounding community.



The Sterling Way – 2024 Sustainability Report 36

The Sterling Way — 2024 Sustainability Report 37 Measures To Protect the Environment As an infrastructure company responsible for massive, earth-moving projects, it is imperative that we take steps to minimize our environmental impact. Ensuring Site Stabilization Plateau installs erosion protection and sediment control trains to lead stormwater to our installed sediment basins. The sediment drops to the bottom of the basin over time, and a skimmer relieves water off the top through an outfall. Most of the time, sediment basins will be converted into retention or detention basins at the end of the job where geese, ducks, turtles, fish and mussels come to make their new homes. Slope stabilization reduces the chance of sediment leaving the site. Like placing a bow on our work, stabilization is usually the last and most important step as we finish up the project. Additionally, silt fences form perimeters to limit disturbances to natural habitats and to keep areas clear of sediment leaving project sites during rain events. Foundation Innovation Our subsidiary Tealstone has begun testing and utilizing a new method for pouring foundations called the Wafflemat System. Although in its infancy, the application is already producing remarkable results. According to a recent white paper, Lowering the Carbon Footprint When Using the Wafflemat System for Concrete Slab Foundations, the “use of Wafflemat foundation-forming system in residential home construction can reduce the level of climate change gas emissions by 20% (the equivalent of 4 to 9 tons less CO2 released into the atmosphere of an average 1,800-square-foot home) when compared to conventional slab foundations.” In addition, this system requires no presoaking, saving thousands of gallons of water per home during the construction process. 1., 2. and 3. Plateau (E-Infrastructure Solutions) project sites 4. Tealstone (Building Solutions) Wafflemat System partner application example 5. Tealstone projects incorporate detention systems, such as ponds or underground structures. 1 2 4 3 5 Introduction Safety Corporate Governance People AppendixPlanet

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RLW project along the Provo Canyon

Community Partners and Good Neighbors

Because we have made the environment one of our company's top priorities, we have received many accolades for these endeavors. More importantly, we are especially proud that our projects have allowed us to help protect beautiful green spaces, natural habitats and fragile ecosystems throughout the Nation.

RLW Connecting Communities Through Transportation

A JV project, US-89 received the "Connecting Communities Through Transportation" award. This honor recognizes an individual, team, or project that promotes or encompasses connecting Utah's communities through transportation, such as improving access across neighborhoods or communities, enacting transportation-related policy that promotes connected communities, enhancing relationships and collaboration between communities through transportation or other efforts that promote connectivity between neighborhoods or communities. Ralph W. Wadsworth (Transportation Solutions) and Oak Hill Constructors comprised the project team.



Ralph L. Wadsworth (RLW) (Transportation Solutions) Parley's Trail project team and pedestrian bridge



Parley's Trail 900 W. to Jordan River Trail

This bridge and trail project by Ralph L. Wadsworth (RLW) (Transportation Solutions) was awarded the "Active Transportation Project of the Year" from the AGC of Utah in 2023.



Bison near RLW Yellowstone Bridge Project

RLW Yellowstone Bridge Project

This project by RLW, which included dismantling the existing structure, protects wildlife as it connects Tower Junction to the Northeast Entrance of Yellowstone Park.

The Sterling Way – 2024 Sustainability Report 38

Plateau (E-Infrastructure Solutions) project site The Sterling Way — 2024 Sustainability Report 39 Appendix In This Section 40 About This Report 41 Sterling Internal and External Stakeholders 42 Our Actions and Initiatives 43 SASB Framework: Engineering and Construction Services 44 TCFD Recommended Disclosures 45 Sustainability Reporting Roadmap AppendixPlanetPeopleSafety Corporate GovernanceIntroduction

The Sterling Way — 2024 Sustainability Report 40 Introduction Safety Corporate Governance People AppendixPlanet As referenced in the Governance section of this Sustainability Report, Sterling is committed to operating with full transparency. The public disclosure of the Company’s sustainability initiatives was prepared based on the standards, frameworks and recommendations mentioned in this report with which the Company is committed to aligning. While certain matters discussed in this report may be significant and relevant to our investors, any significance should not be read as rising to the level of materiality for purposes of complying with the U.S. federal securities laws or the disclosure requirements of the SEC. Cautionary Statement Regarding Forward-Looking Statements This sustainability report contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our plans, projections, expectations, targets, objectives, strategies or goals relating to environmental, social, safety and governance performance, including our commitment to aligning our ESG-related disclosure with established standards, frameworks and recommendations; our approach to lower carbon and reduced emissions; our continuing commitment to safe and reliable operations; and our commitment to human rights and creating a diverse and inclusive workplace. All of these types of statements, other than statements of historical fact included in this sustainability report, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “expect,” “plan,” “strive,” “goal,” “seek,” “intend,” “believe,” “aim,” “potential,” “continue,” the negative of such terms or other comparable terminology. Management cautions all readers that the forward-looking statements contained in this sustainability report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized, or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. About This Report To learn more, please contact: Mary Morley, EdD Head of Strategic Communications and Sustainability 1800 Hughes Landing Blvd, Suite 250 The Woodlands, TX 77380 Tel: 281.214.0777 | info@strlco.com

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Sterling Internal and External Stakeholders

In order to secure a sustainable future for all, we understand that we must take time to engage our stakeholders. We do so by regularly engaging with our stakeholder groups and proactively seeking communication opportunities in order to address concerns, identify needs and develop strategies for greater corporate alignment. Throughout this report are examples of our engagements, and below is a summary of stakeholder priorities and a list of corresponding engagements for each stakeholder group.

STAKEHOLDER GROUPS	STAKEHOLDER PRIORITIES	STAKEHOLDER ENGAGEMENT
Shareholders/Investors	• Return on Investment, Financial Stability & Growth • Company Purpose, Mission, Vision, Values & Strategy • Corporate Governance • Material Sourcing • Labor & Talent Management • Diversity, Equity & Inclusion	• Open dialogue with large and small shareholders, including active and passive investors • Engage via conferences, non-deal road shows and sponsored events • Quarterly formal and informal phone calls post-earnings release • Open access to management via phone calls, virtual/in-person meetings and email • Continued Investor Relations outreach efforts • Host company-sponsored investor events
Employees	• Employee Safety, Health & Well-Being • Employee Retention, Training & Development • Company Culture, Purpose & Values • Community Engagement • Environmental Stewardship • Ethics & Compliance • Diversity, Equity & Inclusion	• Quarterly corporate communications to all employees via company email and posted to company intranet site • Training, career and professional development programs open to all employees • Maintain supportive culture for open formal and informal communications from employees • Monthly and quarterly community involvement • Anonymous and confidential resource for employee concerns and reporting misconduct via the Ethics Line by Lighthouse Services
Customers	• Responsible Material Sourcing • Product Quality & Innovation • Risk Management & Process Governance • Ethics & Compliance • Employee Health & Safety • Customer Intimacy & Responsiveness • Equal Opportunity & Diversity	• Proactive engagement with customers and suppliers • Business development, project managers, project site supervisors and safety department have regular engagement with customers • Partner with customers to develop custom solutions • Timely responses to customer inquiries and data requests • Direct access to customer service representatives • Collect feedback through communication channels, surveys and reports
Local Communities	• Environmental Stewardship • Volunteerism & Corporate Giving • Education	• Regular communication to keep community stakeholders updated on projects via digital communications and townhalls • Encourage employees to engage with communities and provide paid time off for volunteering efforts • Quarterly corporate volunteering in addition to business unit employee volunteering efforts • Leadership involvement in local communities and service on non-profit boards • Participate in local and national sustainability forums and standard setting information sessions

Sterling continues to perform its internal reviews to understand the material and immaterial climate-related risks and opportunities that are most pertinent to our business activities and to adhere to disclosure principles. This helps to ensure that our disclosures are relevant, specific, clear, consistent, reliable and verifiable. With the increased focus on ESG metrics from stakeholder groups, including investors, Sterling evaluates these metrics and may begin disclosing those that are pertinent to our industry. Some of the metrics are considered immaterial to Sterling and are not currently tracked. However, we will continue to evaluate and expand our reporting and disclosures as appropriate.

The Sterling Way – 2024 Sustainability Report 41

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Our Actions and Initiatives

In addition to investing in technology and equipment, Sterling actively engages in scores of sustainability efforts. The table below highlights some of our current actions. As we continue our sustainability reporting roadmap, updates to our initiatives will be provided in future reports.

Segment	Company	Type	Detail
E-Infrastructure Solutions			
	Petillo, Plateau	Technology: Drones	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Applying Technology To Reduce Environmental Impacts, general reference page 34
	Plateau	Fleet: Testing, Electric Fleet, Equipment Upgrades	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Sustainable Investments, Reducing Our Carbon Footprint Through Advanced Technologies and Equipment Upgrades, application examples page 35
	Petillo, Plateau	Fuel Efficiency	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Sustainable Investments, Reducing Our Carbon Footprint with Innovative Fuel Technology, application examples page 35
	Plateau	Measures To Protect the Environment	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Measures To Protect the Environment, general reference page 37
Transportation Solutions			
	Banicki	Climate-Related Projects: Flood Control	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Climate-Related Projects, Emergency Flood Control Initiatives, project examples page 36
	RLW	Protecting Ecosystems	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Community Partners and Good Neighbors, project examples page 38
Building Solutions			
	Tealstone	Measures To Protect the Environment	For Better and Beyond. The Sterling Way – 2024 Sustainability Report, Planet section, Measures To Protect the Environment, testing new application page 37

The Sterling Way – 2024 Sustainability Report 42

Introduction | Corporate Governance | Safety | People | Planet | Appendix

SASB Framework: Engineering and Construction Services

TOPIC	ACCOUNTING METRIC	CATEGORY	UNIT OF MEASURE	CODIFIED METRIC CODE	DISCLOSURE
Environmental Impacts of Project Development	Number of incidents of non-compliance with environmental permits, standards and regulations	Quantitative	Number	IF-EN-160a.1	Management is reviewing tracking and reporting efforts for disclosure of such information in the future.
	Discussion of processes to assess and manage environmental risks associated with project design, siting and construction	Discussion and Analysis	N/A	IF-EN-160a.2	Management is reviewing the reporting efforts for disclosure of such information in the future. See Sterling's Proxy Statement page 8 for Board's role in oversight of risk management.
Structural Integrity & Safety	Amount of defect- and safety-related rework costs	Quantitative	Reporting Currency	IF-EN-250a.1	N/A - Currently not tracked by Sterling.
	Total amount of monetary losses as a result of legal proceedings associated with defect- and safety-related incidents	Quantitative	Reporting Currency	IF-EN-250a.2	N/A - Currently not disclosed by Sterling.
Workforce Health & Safety	(1) Total recordable injury incident rate (TRIR) and (2) fatality rate for (a) direct employees and (b) contract employees	Quantitative	Rate	IF-EN-320a.1	See Sterling's Safe and Sound program detail on page 21.
Life Cycle Impacts of Buildings & Infrastructure	Number of (1) commissioned projects certified to a third-party multi-attribute sustainability standard and (2) active projects seeking such certification	Quantitative	Number	IF-EN-410a.1	Data not currently available. Management is reviewing tracking and reporting efforts for disclosure of such information in the future. Management is not aware of project owners seeking such certification.
	Discussion of process to incorporate operational-phase energy and water efficiency considerations into project planning and design	Discussion and Analysis	N/A	IF-EN-410a.2	See Environmental section beginning on page 32.
Climate Impacts of Business Mix Currency	Amount of backlog for (1) hydrocarbon-related projects and (2) renewable energy projects	Quantitative	Reporting Currency	IF-EN-410b.1	Sterling provides services for companies in the renewable energy space. Management is reviewing tracking and reporting efforts for disclosure of such information in the future.
	Amount of backlog cancellations associated with hydrocarbon-related projects	Quantitative	Reporting Currency	IF-EN-410b.2	N/A
	Amount of backlog for non-energy projects associated with climate change mitigation	Quantitative	Reporting Currency	IF-EN-410b.3	Sterling provides services for companies associated with climate change mitigation. Management is reviewing tracking and reporting efforts for disclosure of such information in the future.
Business Ethics	(1) Number of active projects and (2) backlog in countries that have the 20 lowest rankings in Transparency International's Corruption Perception Index	Quantitative	Number, Reporting Currency	IF-EN-510a.1 IF-EN:01	Sterling does not operate outside of the U.S.
	Total amount of monetary losses as a result of legal proceedings and regulatory fines and settlements associated with charges of (1) bribery or corruption and (2) anti-competitive practices	Quantitative	Reporting Currency	IF-EN-510a.2 IF-EN:01	There are no pending legal matters reasonably expected to have a material adverse impact on Sterling's Consolidated Results of Operations or Financial Position.
	Description of policies and practices for prevention of (1) bribery or corruption and (2) anti-competitive behavior in the project bidding processes	Discussion and Analysis	N/A	IF-EN-510a.3	See Sterling's Code of Business Conduct link on page 16.
Number of Active Projects		Quantitative	Number	IF-EN-000.A	For year ended December 31, 2023, see fourth quarter and full year 2023 Presentation Slides dated February 27, 2024 on page 3.
Number of Commissioned Projects		Quantitative	Number	IF-EN-000.B	For year ended December 31, 2023, see backlog detail in 2023 Form 10-K.
Total Backlog		Quantitative	Reporting Currency	IF-EN-000.C	For year ended December 31, 2023, see backlog detail in 2023 Form 10-K.

Sterling continues to monitor sustainability reporting frameworks, including amendments to the SASB Standards by the International Sustainability Standards Board (ISSB).

The Sterling Way – 2024 Sustainability Report 43

The Sterling Way — 2024 Sustainability Report 44 DISCLOSURE REFERENCE Governance + Describe the board’s oversight of climate-related risks and opportunities 2023 Proxy Statement, pages 8 and 9 For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Corporate Governance section beginning on page 15 Sterling website, Corporate Governance + Describe management’s role in assessing and managing climate-related risks and opportunities 2023 Proxy Statement, pages 8 and 9 For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Corporate Governance section beginning on page 15 Sterling website, Corporate Governance Strategy + Describe the climate-related risks and opportunities the organization has identified over the short, medium and long term Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 + Describe the impact of climate-related risks and opportunities on the organization’s businesses, strategy and financial planning Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 + Describe the resilience of the organization’s strategy, taking into consideration different climate-related scenarios, including a 2°C or lower scenario Future disclosure Risk Management + Describe the organization’s processes for identifying and assessing climate-related risks 2023 Annual Report, pages 7 and 16 , general reference Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 + Describe the organization’s processes for managing climate-related risks 2023 Annual Report, pages 7 and 16 , general reference Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 + Describe how processes for identifying, assessing and managing climate-related risks are integrated into the organization’s overall risk management 2023 Proxy Statement, pages 8 and 9 For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Corporate Governance section beginning on page 15 Metrics and Targets + Disclose the metrics used by the organization to assess climate-related risks and opportunities in line with its strategy and risk management process For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Corporate Governance section beginning on page 15 Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 + Disclose Scope 1, Scope 2 and, if appropriate, Scope 3 greenhouse gas (GHG) emissions and the related risks Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 + Describe the targets used by the organization to manage climate-related risks and opportunities and performance against targets Future disclosure as described in For Better and Beyond. The Sterling Way — 2024 Sustainability Report, Sustainability Reporting Roadmap on page 45 TCFD Recommended Disclosures Sterling continues to monitor ESG reporting frameworks, including recommendations to evaluate and disclose climate-related information. This includes the incorporation of the TCFD recommendations into the ISSB’s Standards by the Financial Stability Board beginning in 2024. We expect to continue the implementation of the significant recommendations as we progress through our sustainability reporting roadmap. Introduction Safety Corporate Governance People AppendixPlanet

Introduction | Corporate Governance | Safety | People | Planet | Appendix

Sustainability Reporting Roadmap

The following provides background for Sterling's corporate initiatives and our sustainability report efforts currently in development.

Through our strategic initiative to expand into adjacent markets, Sterling has implemented a strategy to pursue growth through the acquisition of companies and assets. We have completed several acquisitions and plan to consider strategic acquisitions in the future. For more information, read our latest Annual Report to shareholders or visit our website at strlco.com.

In addition, on December 30, 2021, our company realigned our operating groups to consist of three reportable segments: E-Infrastructure Solutions, Transportation Solutions and Building Solutions, with the commercial business reclassified from the previously reported Specialty Services operating group into the newly formed Building Solutions operating group.

On November 30, 2022, we completed the disposition of our 50% ownership interest in our partnership with Myers & Sons Construction L.P. ("Myers"), which represented a strategic shift that had a major effect on our operations and consolidated financial results. As part of our business, we are a party to construction joint ventures with a controlling interest and joint ventures with a non-controlling interest. Sterling's subsidiaries operate independently; however, there are reporting functions that follow financial and management processes and internal controls for management's oversight of operations.

With the strategic movements and acquisitions, concentrated efforts to streamline reporting efforts have been underway. Some examples of these efforts include the integration of operations, systems, policies, procedures and platforms. Sterling continues to perform internal reviews to evaluate and disclose climate-related information. We continue to explore ways to enhance sustainability disclosures that are relevant to our business and meaningful to our stakeholders. We also continually seek ways to provide greater transparency in our sustainability reporting roadmap.

The roadmap below illustrates the steps considered to effectively establish a baseline to accurately report on our sustainability efforts, including those related to climate-related risks and opportunities. As depicted, this is an ongoing, methodical process that takes time and cycles through considerable factors. As we move through the roadmap and our sustainability program matures further, additional disclosures applicable to our industry will be provided.

Planned Roadmap


Current Phase
Connect
Align Data, People and Process
Unstructured Data
Qualitative Quantitative
Structured Data
Assess
Perform Gap Analysis
Data Availability
Collect
Data Collection and Organization
Integration
Internal Controls
Templates
Dashboards
Report
Reporting and Deliverables
Financial Reporting
Annual Report
Sustainability Report
Performance Tracking

One of the many ways we assess our carbon footprint is through a comprehensive review of fleet and equipment data. As we move through our sustainability reporting roadmap, additional granularity in our disclosures and reporting will be provided as structured data becomes available.

The development of a transition plan includes sustainable investments to enhance our fleet decarbonization efforts. Some examples are provided throughout this report, and we will continue to update our endeavors and progress. Current estimated equipment data is presented in the charts below.

Total Sterling


Total Equipment by Tier
5000
4000
3000
2000
1000
0
60%
25%
15%
64%
25%
11%
2022
2023
Pre-emissions fleet
Tier 3
Tier 4

2022 fleet count 3,832
2023 fleet count 4,559
Includes purchased and leased

Plateau


Total Equipment by Tier
2000
1500
1000
500
0
63%
27%
10%
67%
27%
6%
2022
2023
Pre-emissions fleet
Tier 3
Tier 4

2022 fleet count 1,419
2023 fleet count 1,677
Includes purchased and leased

The Sterling Way – 2024 Sustainability Report 45